UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

Rave Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RAVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          Effective July 5, 2021, the Company is appointing Clinton Dayne Fendley, age 50, as its Chief Financial Officer.  In such capacity, Mr. Fendley will continue to serve as the principal financial officer of the Company.  Since January 2020 Mr. Fendley has been employed as the Company’s Vice President – Finance.  Prior to joining the Company in 2020, Mr. Fendley was employed at 7-Eleven, Inc., an international convenience store chain, from 2013 through 2015, where he was first promoted from Senior Financial Analyst to Finance Manager, International and then to Data Analytics & Strategy Manager – New Concepts.  From 2013 to 2015, he was a Senior Advisor at NewBridge Group, LLC, a merger and acquisition advisory firm specializing in the funeral industry.  From 2006 to 2013, Mr. Fendley was employed by Davenport & Company LLC, an investment advisory and wealth management firm, where served as a Senior Research Analyst (2006-2009) and First Vice President (2009-2013).  From 2000 to 2006, he served as a research analyst at Wachovia Securities, Inc., an investment banking firm now known as Wells Fargo Securities, LLC.  During 1997 to 1998, he served as Manager of International Accounting Operations for I2 Technologies, Inc., a provider of supply chain management software and services which was subsequently acquired by JDA Software Group, Inc.  Mr. Fendley began his professional career as an auditor with Price Waterhouse LLP, an international accounting firm now known as PwC.  He is a Certified Public Accountant licensed in Texas.  Mr. Fendley has no family relationship with any director or other executive officer of the Company. There are no transactions in which Mr. Fendley has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an employment letter agreement with Mr. Fendley (the “Agreement”) confirming his employment as Chief Financial Officer of the Company.  The Agreement provides for at-will employment at an annual base salary of $200,000.  The Agreement also provides for a discretionary annual cash bonus targeted at 30% of base salary and continue participation in the Company’s 2015 Long Term Incentive Plan through the grant of restricted stock units targeted at 20% of base salary.  Restricted stock units represent the right to receive shares of common stock upon satisfaction of vesting requirements and performance conditions over a period of three fiscal years.  Mr. Fendley will also be entitled to other typical benefits generally available to senior executives of the Company.  The Agreement also contains non-disclosure, non-solicitation and other common employment covenants.

The foregoing description of the Agreement is qualified in its entirety by reference to the employment letter agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

ITEM 8.01	Other Events

The Company has issued a press release announcing the appointment of Mr. Fendley as its Chief Financial Officer, a copy of which is attached as an exhibit hereto.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter agreement dated June 16, 2021, between RAVE Restaurant Group, Inc. and Clinton Fendley.

99.1	RAVE Restaurant Group, Inc. press release dated June 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVE RESTAURANT GROUP, INC.

Date: June 17, 2021	By:	/s/ Brandon Solano
Brandon Solano, Chief Executive Officer
(principal executive officer)